Exhibit 10.3

OMNIBUS AMENDMENT TO
2022 TSR PERFORMANCE SHARE AWARD AGREEMENTS

THIS AMENDMENT is made as of the 26th day of February, 2024, by The ODP Corporation, a Delaware corporation (the “Company”);

W I T N E S S E T H:

WHEREAS, the Compensation & Talent Committee (the “Committee”) of the Board of Directors of the Company granted performance share awards pursuant to The ODP Corporation 2021 Long-Term Incentive Plan (the “Plan”) as part of its 2022 annual long-term incentive program with a grant date of March 10, 2022 (the “2022 PSUs”);

WHEREAS, the 2022 PSUs are evidenced by award agreements entitled “2022 TSR PERFORMANCE SHARE AWARD AGREEMENT” (collectively, the “2022 PSU Award Agreements”);

WHEREAS, the Committee has amended the 2022 PSU Award Agreements for the 2022 PSUs that remained outstanding on February 12, 2024, to provide accelerated vesting of such 2022 PSUs in certain situations as specified herein;

NOW, THEREFORE, the 2022 PSU Award Agreements for the 2022 PSUs outstanding on February 26, 2024, are hereby amended as follows, effective February 26, 2024:

1.
Section 2(b) of each such 2022 PSU Award Agreement is amended by redesignating subsections (iii) and (iv) as subsections (iv) and (v), respectively.
2.
Section 2(b) of each such 2022 PSU Award Agreement is amended by adding a new subsection (iii) immediately following existing subsection (ii) to read as follows:

“iii) Involuntary Termination of Employment without Cause. In the event the Company and its Subsidiaries initiate your termination of employment without Cause within the seventy-five (75) day period ending on the Vesting Date, you will vest in your Eligible Award on the Vesting Date despite your termination of employment.

3.
Except as hereby amended, the 2022 PSU Award Agreements shall remain in full force and effect.

Very truly yours,

THE ODP CORPORATION